           As filed with the Securities and Exchange Commission
                        on November 3, 1997
                                   Registration No. 333-_____
________________________________________________________________
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549
          _____________________________________________
                            FORM S-8
                  REGISTRATION STATEMENT UNDER
                    THE SECURITIES ACT OF 1933
          _____________________________________________

                      SANDWICH BANCORP, INC.
---------------------------------------------------------------
    (Exact name of Registrant as Specified in Its Charter)

            Massachusetts                       Applied for
---------------------------------------------------------------
(State or other jurisdiction of             (I.R.S. Employer
incorporation or organization)             Identification No.)

                    100 Old Kings Highway
                Sandwich, Massachusetts 02563
                        (508) 888-0026
----------------------------------------------------------------
              (Address of Principal Executive Offices)

      The Sandwich Co-operative Bank 1986 Stock Option Plan
        The Sandwich Co-operative Bank 1994 Stock Option
                      and Incentive Plan
----------------------------------------------------------------
                    (Full Title of the Plan)



                                           with copies to:
Frederic D. Legate, President            J. Mark Poerio, Esquire
Sandwich Bancorp, Inc.                Howard S. Parris, Esquire
100 Old Kings Highway        Housley Kantarian & Bronstein, P.C.
Sandwich, Massachusetts 02563   1220 19th Street N.W., Suite 700
                                         Washington, D.C.  20036
----------------------------------------------------------------
(Name and Address of Agent For Service)

                        (202) 822-9611
----------------------------------------------------------------
 (Telephone number, including area code, of agent for service)

                    CALCULATION OF REGISTRATION FEE
==============================================================================
Title of                            Proposed Maximum  Proposed Maximum    Amount of
Securities to         Amount to be   Offering Price   Aggregate Offering Registration
be registered        registered(1)    Per Share(2)       Price(2)            Fee
------------------------------------------------------------------------------------
Common Stock, $.01
par value per share     272,083         $35.125          $4,044,637       $1,266.00
===================================================================================

(1) Maximum number of shares issuable under the The Sandwich Co-operative Bank 1986
    Stock Option Plan (182,083 shares) and The Sandwich Co-operative Bank 1994 Stock
    Option and Incentive Plan (90,000 shares), as such amounts may be increased in accordance with Section 11 of said plans in the event of a merger, consolidation, recapitalization or similar event involving the registrant.
(2) Under Rule 457(h) the registration fee may be calculated, inter alia, based upon the price at which the options may be exercised.  272,083 shares are being registered hereby, of which 268,205 are under option at a weighted average exercise price of $14.57 per share ($3,908,422  in the aggregate).  The remainder of such shares, which are not presently subject to option (3,878 shares), are being registered based upon the average of the high and low selling prices of the common stock of the Registrant as reported on the Nasdaq National Market System on October
    28, 1997 of $35.125 per share ($136,215 in the aggregate).  Therefore, the total amount of the offering being registered herein is $4,044,637.

/TABLE

                         PART I

            INFORMATION REQUIRED IN THE SECTION
                     10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*
------

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
------   INFORMATION*

    *Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in The Sandwich Co-operative Bank 1986
Stock Option Plan and The Sandwich Co-operative Bank 1994 Stock Option and Incentive Plan (together, the "Plans") in accordance with Rule 428(b)(1). In accordance with the Note to
Part I of Form S-8, such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements.

                        PART II

  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
------
    Sandwich Bancorp, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and, accordingly, files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address for the Commission's Web site is "http://www.sec.gov".

    The following document is incorporated by reference in this Registration Statement:

         The description of the Company's securities as contained in the Company's Current Report on Form 8-K as filed with the Commission on September 30, 1997 (File No. 0-
23149).

    ALL DOCUMENTS FILED BY THE COMPANY PURSUANT TO SECTIONS 13(A) OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, PRIOR TO THE FILING OF A POST-EFFECTIVE AMENDMENT WHICH INDICATES THAT ALL SECURITIES OFFERED HAVE BEEN SOLD OR WHICH DEREGISTERS ALL SECURITIES THEN REMAINING UNSOLD, SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT HEREIN AND TO BE A PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS.

ITEM 4.  DESCRIPTION OF SECURITIES
------
       Not applicable, as the Common Stock is registered under
Section 12 of the Securities Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
------
       Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
------

    The Charter of The Sandwich Co-operative Bank ("the Bank") provides that its directors and officers shall, and in the discretion of the Board of Directors, any other person may, be indemnified by the Bank against liabilities and expenses arising out of services performed for or on behalf of the Bank. The Charter of the Bank further provides that such indemnification will not be provided if it is
                             -1-
determined that the action giving rise to the liability was not taken in good faith in the reasonable belief that the action was in the best interests of the Bank.

    The Company's Articles of Organization provide as follows:

    The Corporation shall indemnify each director or officer of the Corporation to the fullest extent now or hereafter permitted by law against all expenses (including attorneys' fees and disbursements), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to which he is or is threatened to be made a party by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or of a subsidiary of the Corporation, or is or was a director, custodian, administrator, committeeman or fiduciary of any employee benefit plan established and maintained by the Corporation or by a subsidiary of the Corporation, or is or was serving another enterprise in any such capacity at the written request of the Corporation. To the extent authorized at any time by the Board of Directors of the Corporation, the Corporation may similarly indemnify other persons against liability incurred in any capacity, or arising out of any status, of the character described in the immediately preceding sentence. At the discretion of the Board of Directors, any indemnification hereunder may include payment by the Corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this Article VI(H) or applicable laws. In no event, however, shall the Corporation indemnify any director, officer, or other person hereunder with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation. The Corporation may purchase and maintain insurance to protect itself and any present or former director, officer or other person against any liability of any character asserted against and incurred by the Corporation or any such director, officer or other person in any capacity, or arising out of any status, whether or not the Corporation would have the power to indemnify such person against such liability by law or under the provisions of this
Article VI(H). The provisions of this Article VI(H) shall be applicable to persons who shall have ceased to be directors or officers of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of persons entitled to indemnity hereunder. Nothing herein shall be deemed to limit the Corporation's authority to indemnify any person pursuant to any contract or otherwise.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
------
      Not Applicable.

ITEM 8.  EXHIBITS
------
    For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

ITEM 9.  UNDERTAKINGS
------
    1.   The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement --

              (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1934, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

    2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities
Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fideoffering thereof.

    3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Town of Sandwich, Commonwealth of Massachusetts, on October 29, 1997.

                        THE SANDWICH CO-OPERATIVE BANK


                        By:/s/ Frederic D. Legate
                           -----------------------
                           Frederic D. Legate
                           President and Chief Executive Officer
                           (Duly Authorized Representative)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 Signatures                   Title                            Date
----------                    -----                            -----

/s/ Frederic D. Legate   President, Chief Executive Officer    October 29, 1997
----------------------   and Director (Principal Executive
Frederic D. Legate       Officer)

/s/ George L. Larson     Chief Financial Officer and Treasurer  October 29, 1997
----------------------   (Principal Financial and Accounting
George L. Larson         Officer)

/s/ Leon Davidson        Chairman of the Board                  October 29, 1997
----------------------
Leon Davidson

/s/ John J. Doran        Director                               October 29, 1997
----------------------
John J. Doran

/s/ Mary F. Hebditch     Director                               October 29, 1997
----------------------
Mary F. Hebditch

/s/ George L. Jackson    Director                               October 29, 1997
----------------------
George L. Jackson

/s/ Richard S. Holway    Director                               October 29, 1997
----------------------
Richard S. Holway

/s/ Bradford N. Eames    Director                               October 29, 1997
----------------------
Bradford N. Eames

/s/ Barry H. Johnson     Director                               October 29, 1997
----------------------
Barry H. Johnson

/s/ Reale J. Lemieux     Director                               October 29, 1997
----------------------
Reale J. Lemieux

/s/ Gary A. Nicerson     Director                               October 29, 1997
----------------------
Gary A. Nickerson

/s/ Howard P. Crowell    Director                               October 29, 1997
----------------------
Howard P. Crowell

/s/ David O. MacKinnon   Director                               October 29, 1997
----------------------
David O. MacKinnon

/s/ George B. Rockwell   Director                               October 29, 1997
----------------------
George B. Rockwell

/TABLE

                        INDEX TO EXHIBITS





Exhibit   Description
-------   -----------

5 Opinion of Housley Kantarian & Bronstein, P.C. as to the validity of the Common Stock being registered

23.1      Consent of Housley Kantarian & Bronstein, P.C.
          (appears in their opinion filed as Exhibit 5)

23.2      Consent of Independent Certified Public Accountants

99.1      The Sandwich Co-operative Bank 1986 Stock Option Plan

99.2      The Sandwich Co-operative Bank 1994 Stock Option and
          Incentive Plan

99.3 Form of Stock Option Agreement to be entered into with Optionees with respect to Incentive Stock Options granted under The Sandwich Co-operative Bank 1986
          Stock Option Plan

99.4 Form of Stock Option Agreement to be entered into with Optionees with respect to Non-Incentive Stock Options granted under The Sandwich Co-operative Bank 1986
          Stock Option Plan

99.5 Form of Stock Option Agreement to be entered into with Optionees with respect to Incentive Stock Option granted under The Sandwich Co-operative Bank 1994
          Stock Option and Incentive Plan

99.6 Form of Stock Option Agreement to be entered into with Optionees with respect to Non-Incentive Stock Options granted under The Sandwich Co-operative Bank 1994
          Stock Option and Incentive Plan

99.7 Form of Agreement to be entered into with Optionees with respect to Stock Appreciation Rights granted The
          Sandwich Co-Operative Bank 1994 Stock Option and
          Incentive Plan